Exhibit 99.1

CONTACT: Jeffrey D. Miller

Senior Vice President and Chief Financial Officer

Phone: (717) 426-1931

Fax: (717) 426-7031

E-mail: jeffmiller@donegalgroup.com

Donegal Group Inc. to Present at Keefe, Bruyette & Woods

2012 Insurance Conference

MARIETTA, Pennsylvania, August 13, 2012 – Donegal Group Inc. (NASDAQ:DGICA/DGICB) announced today that the Company will participate in the Keefe, Bruyette & Woods 2012 Insurance Conference. Donald H. Nikolaus, President and Chief Executive Officer, and Jeffrey D. Miller, Senior Vice President and Chief Financial Officer, are scheduled to present on September 6, 2012 at 10:20 a.m. (Eastern). If you are unable to attend the conference, you may listen to the presentation live over the Internet through a link on the Investors page of our website at www.donegalgroup.com.

The Company will make its presentation materials available on its website. The Company will also make a replay of the presentation available on its website for 90 days after the live event.

About the Company

Donegal Group is an insurance holding company. The Company’s Class A common stock and Class B common stock trade on NASDAQ under the symbols DGICA and DGICB, respectively. As an effective acquirer of small to medium-sized “main street” property and casualty insurers, Donegal Group has grown profitably over the past 25 years. The Company continues to seek opportunities for growth while striving to achieve its longstanding goal of outperforming the industry in terms of service, profitability and growth in book value.

The insurance subsidiaries of Donegal Group Inc. and Donegal Mutual Insurance Company conduct business together as the Donegal Insurance Group. The Donegal Insurance Group has an A.M. Best rating of A (Excellent).